UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.01 with respect to loan agreement modifications related to certain secured financings by KBS Real Estate Investment Trust, Inc. (the “Company”) is included in Item 2.03 below and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

On December 7, 2007, in connection with the Company’s acquisition of the South Towne Corporate Center I and II, the loan documents (the “Loan Documents”) related to the mortgages or deeds of trust entered in connection with the financings of the following properties (the “Properties”) were modified to provide for cross-default and cross-collateralization with the South Towne Mortgage Loan: Woodfield Preserve Office Center, the Nashville Flex Portfolio, Cardinal Health Building, Corporate Express Building, Hartman Business Center One, Crystal Park II, Park 75, Rickenbacker IV, Plainfield Business Center and Advo-Valassis Building. The Loan Documents were also modified to provide that the Company is not entitled to a release of any of the Properties from the liens of the mortgages or deeds of trust related thereto until and unless the South Towne Mortgage Loan entered on November 30, 2007 in connection with the Company’s acquisition of the South Towne Corporate Center I and II has been paid in full.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 13, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer